Exhibit 99.1

ASPREVA ANNOUNCES RESTRUCTURING DESIGNED TO DRIVE LONG-TERM GROWTH

Victoria, B.C., Canada - July 25, 2007 - Aspreva Pharmaceuticals Corporation (NASDAQ: ASPV; TSX: ASV) today announced a reorganization of the company’s operations in order to better focus on core activities that are expected to drive long-term growth.  To achieve this goal, the company expects to reduce staffing levels by approximately 25 percent, or 33 positions worldwide.  As part of the restructuring, Dr. Richard Jones, Chief Scientific Officer, will be leaving the company.  His responsibilities will be assumed by Dr. Usman Azam, Aspreva’s Chief Medical Officer.

This restructuring coincides with the winding down of the induction phase of Aspreva’s lupus nephritis clinical trial following the release of preliminary results in June and the completion of Aspreva’s phase III myasthenia gravis clinical trial in late 2006.  The timing of the restructuring and related charges is subject to local labor regulations; however the company expects to substantially complete the restructuring during the third quarter 2007.  Aspreva expects the severance and associated costs of this restructuring to be between US$1.5 and 2.0 million.

This reorganization reflects the company’s plan to refocus resources and create a more flexible global platform for exploiting new product opportunities through partnerships or acquisitions.  Through these changes, Aspreva remains committed to the partnership with Roche and to the patients participating in the ongoing lupus nephritis and pemphigus vulgaris studies.

About Aspreva Pharmaceuticals
Aspreva is a global pharmaceutical company focused on identifying, developing, and, upon approval, commercializing evidence-based medicines for patients living with less common diseases. Aspreva common stock is traded on the NASDAQ Global Select Market under the trading symbol "ASPV" and on the Toronto Stock Exchange under the trading symbol "ASV". Learn more at www.aspreva.com.

For further information please contact:

Sage Baker
VP, Investor Relations & Corporate Communications
Aspreva Pharmaceuticals
250-744-2488 ext. 84270
sbaker@aspreva.com

This news release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of applicable securities laws in Canada (collectively, “forward-looking statements”). The words “anticipates”, “believes”, “budgets”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “might”, “plans”, “projects”, “schedule”, “should”, “will”, “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this news release include, but are not limited to, statements about: the effect of the reorganization on Aspreva, its anticipated completion date and estimated costs, our strategy, future operations, clinical trials, prospects and plans of management; the effects of CellCept on patients; our expectations with respect to our existing collaboration agreement with Roche for the development of CellCept in autoimmune indications; and our two phase III clinical programs underway with CellCept: lupus nephritis and pemphigus vulgaris.

With respect to the forward-looking statements contained in this news release, we have made numerous assumptions regarding, among other things: our ability to predict the effects of CellCept on patients; our ability to continue our two phase III clinical programs underway with CellCept: lupus nephritis and pemphigus vulgaris; our ability to protect our intellectual property rights and to not infringe on the intellectual property rights of others; our ability to comply with applicable governmental regulations and standards; and our ability to succeed at establishing a successful commercialization program for any of our potential products.  Readers are cautioned that the plans, intentions or expectations disclosed in any forward-looking statements and underlying assumptions may not be achieved and that they should not place undue reliance on any forward-looking statement. Actual results or events could differ materially from the plans, intentions, expectations, and assumptions expressed or implied in any forward-looking statements as a result of numerous risks, uncertainties and other factors, including those relating to: difficulties or delays in the progress, timing and results of clinical trials and studies; difficulties or delays in obtaining regulatory approvals; the FDA may determine that the design and planned analysis of our clinical trials do not adequately address the trial objectives in support of our regulatory submission; future sales of CellCept may be less than expected; our future operating results are uncertain and likely to fluctuate; we may not be able to develop and obtain regulatory approval for CellCept in the treatment of autoimmune indications and any future products in our targeted indications; we may not be able to establish marketing and sales capabilities and the costs of launching CellCept in the treatment of autoimmune indications and any future products for our targeting indications may be greater than anticipated; the risk that we may not sustain our profitability; our ability to attract and retain collaborations relating to the development and commercialization of new indications; competition from other pharmaceutical or biotechnology companies; our ability to raise additional financing required to fund further research and development, clinical studies, and obtain regulatory approvals, on commercially acceptable terms or at all; economic and capital market conditions; our ability to obtain and protect patents and other intellectual property rights; our ability to operate without infringing the intellectual property rights of others; our ability to comply with applicable governmental regulations and standards; currency exchange rates; and our ability to successfully attract and retain skilled and experienced personnel.

For a more thorough discussion of the risks associated with Aspreva’s business, see the “Risk Factors” section in Aspreva’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the U.S. Securities and Exchange Commission at www.sec.gov and with securities regulatory authorities in Canada at www.sedar.com.  Although we have attempted to identify important risks, uncertainties and other factors that could cause actual results or events to differ materially from those expressed or implied in the forward-looking statements, there may be other factors that cause actual results or events to differ from those expressed or implied in the forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and Aspreva undertakes no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise after the date hereof.